NEW CENTURY COMPANIES, INC. ADDS SIX NEW MEMBERS TO BOARD OF DIRECTORS

Significantly Expands Aerospace Industry, Finance and Business Expertise

LOS ANGELES, April 8 – Aerospace company New Century Companies, Inc. (OTCBB: NCNC - News) announced today the appointment of six new members to its Board of Directors, significantly expanding the depth and breadth of the Board’s business, financial and sales capabilities throughout the aerospace industry.

“I am incredibly impressed with the background and experience of my colleagues,” commented new Chairman of the Board, Jerrold S. Pressman, “We are honored to assist the Company in continuing its growth strategy as it becomes a world class aerospace manufacturer.”  The new directors are:

•
Jerrold S. Pressman, founded Master Protection Corporation, now a division of Tyco International Ltd. (NYSE: TYC).  Principal advisor to True Position Technologies, Inc., manufacturing precision machined parts and assemblies for aircraft, aerospace, and commercial industries.  Chairman of EPD Investment Co., LLC.  Served Federal Government for 10 years as Co-Chairman of Board of Visitors, via appointments from two U.S. Presidents, and represented FEMA with the U.S. Congress and state emergency management agencies.

•
Michael J. Goldberg, director and CEO of IDO Security Inc. (OTCBB: IDOI), designs and develops homeland security devices for airport screening.  Former director of aerospace company Kreisler Manufacturing Corporation (NASDAQ: KRSL), manufacturing  precision machined components and high-quality engineered assemblies for military and commercial aircraft engines.  Consultant for OAO Corporation, now the Technology Services unit of Lockheed Martin Corporation (NYSE: LMT).

•
James D. Henderson, former Chief of the Los Angeles Strike Force on Organized Crime and Racketeering for the United States Department of Justice.  Twenty years in private practice in U.S. Securities Exchange Act compliance, SEC investigations, and enforcement of Federal statutes and regulations.

•
Michael C. Cabral, founded Precision Aerostructures, Inc., and has designed and engineered precision aircraft components for Lockheed Martin Corporation (NYSE: LMT), L-3 Communications Holdings, Inc. (NYSE: LLL), and General Electric Company (NYSE: GE).  Previously worked for McDonnell Douglas, The Boeing Company (NYSE: BA), Honeywell International, Inc. (NYSE: HON), and Goodrich Corporation (NYSE: GR).

•
Randall D. Humphreys, Chairman and Managing Director of Glenwood Capital, LLC, providing operational and turnaround management consulting, and principal investing in private and public companies.  Director and strategic advisor to multiple public and private companies.

•
Kenneth J. Koock, retired Vice-Chairman of investment bank M.H. Meyerson & Co., Inc.  Involved with raising hundreds of millions in equity funding through IPOs, follow-on public financings and private placements.  Chairman of Angstrom Technologies, Inc., specializing in security and detection systems, and director of numerous public companies.

The new directors join the Company’s current Chief Executive Officer David Duquette on the board:

•
David Duquette has manufactured machine tools for aircraft engine components, landing gear, and aerostructure parts for General Dynamics Corporation (NYSE: GD), Northrop Grumman Corporation (NYSE: NOC), and McDonnell Douglas Corporation.  Founded US Machine Tools, sold to Bendix Corporation, now a division of Honeywell International, Inc. (NYSE: HON).  Began at Pratt & Whitney Aircraft Division of United Aircraft Corporation, now United Technologies Corporation (NYSE: UTX).

Full biographies of each of the members of the Board of Directors are available on the Company’s website at www.NewCenturyInc.com.

About New Century

New Century Companies, Inc. is a publicly traded aerospace company based in Southern California.  New Century is an emerging world class supplier of aircraft assemblies, structural components, and highly engineered, precision machined details for the United States Department of Defense, United States Air Force, Lockheed Martin Corporation (NYSE: LMT), The Boeing Company (NYSE: BA), L-3 Communications Holdings, Inc. (NYSE: LLL), the Middle River Aircraft Systems subsidiary of General Electric Company (NYSE: GE), and other aerospace companies, aircraft manufacturers and defense contractors.  The Company is also a leading manufacturer and remanufacturer of specialized aircraft machining tools, including vertical boring mills and large Vertical Turning Centers used to manufacture the largest jet engines, airplane landing gear and other precision components.  New Century has offices and production facilities in Santa Fe Springs and Rancho Cucamonga, California.

For more information, please visit the Company’s website at www.NewCentCos.com.

Forward Looking Statements

Except for statements of historical fact, the matters discussed above are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the Company's control, that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history, intense competition, and difficulty in developing and manufacturing products and technologies; as well as additional risks factors discussed in the reports filed by the Company with the Securities and Exchange Commission, which are available on its website at http://www.sec.gov. Except as required by law, the company undertakes no obligation to update any information.

Investor Contact:

Mike Elliott
NETGENPR, Inc.
813.421.1701
mike@netgenpr.com